                                                                   Exhibit 3.105

                            ARTICLES OF INCORPORATION
                                       OF
                      TIDELANDS HOLIDAY HEALTH CLUBS, INC.

     We hereby associate to form a stock corporation under the provisions of
Article 3 of Title 13.1 of the Code of Virginia and to that end set forth the following:

     (a) The name of the corporation is:

                      TIDELANDS HOLIDAY HEALTH CLUBS, INC.

     (b) The purpose or purposes for which the corporation is organized are:

     The transaction of any or all lawful business, except those businesses or activities required to be specifically set forth in the articles of incorporation.

     (c) The aggregate number of shares which the corporation shall have authority to issue and the par value per share are as follows:

CLASS          NUMBER         PAR VALUE
Common         1,000          No Par Value

     The stockholders of the corporation shall have no pre-emptive rights.

     (d) The post-office address of the initial registered office is 5511 Staples Mill Road, Richmond, Virginia 23228. The name of the city or county in which the initial registered office is located is County of Henrico. The name of its initial registered agent is Edward R. Parker, who is a resident of Virginia and a member of the Virginia State Bar, and whose business office is the same as the registered office of the corporation.

     (e) The number of directors constituting the initial board of directors is six (6) and the names and addresses of the persons who are to serve as initial directors are:

NAME                     ADDRESS
----                     -------
Donahue L. Wildman       Chicago Health Clubs, Inc.
                         230 West Monroe Street
                         Chicago, IL 60606

Jack L. Clark            7880 Avenida Kirjah
                         La Jolla, CA 92307

Roy Zurkowski            451 Goodhue
                         Bloomfield Hills, MI 48013

Mr. Frank Bond           13414 Blyethenia Road
                         Phoenix, Maryland 21131

Harold Harrison          Knoxville Executive Health & Racquet Centers
                         1612 Downtown West Blvd.
                         Knoxville, TN 37919

John D. Shaffer          P.O. Box 5011
                         3420 N. Main Street
                         Anderson, South Carolina 29623


Dated July 20, 1981.

                         /s/ B. S. Robertson
                         ------------------------------
                         B. S. Robertson

                         /s/ C. M. Moody
                         ------------------------------
                         C. M. Moody

                         /s/ R. S. Barba
                         ------------------------------
                         R. S. Barba

                         Incorporators

                            COMMONWEALTH OF VIRGINIA
                          STATE CORPORATION COMMISSION

                                                       AT RICHMOND,

                                                       July 23, 1981

     The accompanying articles having been delivered to the State Corporation Commission on behalf of

                      Tidelands Holiday Health Clubs, Inc.

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

     ORDERED that this CERTIFICATE OF INCORPORATION

be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.


                                                 STATE CORPORATION COMMISSION

                                                 By   /s/ Thomas P. Hanverd Jr.
                                                     ___________________________
                                                            Commissioner

                            COMMONWEALTH OF VIRGINIA


[STATE OF VIRGINIA SEAL] STATE CORPORATION COMMISSION


     I, GEORGE W. BRYANT, JR., FIRST ASSISTANT CLERK OF THE STATE CORPORATION COMMISSION, DO HEREBY CERTIFY THAT the foregoing is a true copy of all documents constituting as of this date the charter of Tidelands Holiday Health Clubs, Inc. IN TESTIMONY WHEREOF I hereunto set my hand and affix the Official Seal of the State Corporation Commission, at Richmond, this 24th day of July A.D. 1981


                                                     /s/ George W. Bryant, Jr.
                                        _______________________________________
                                        First Assistant Clerk of the Commission